                                                                     EXHIBIT 5.1

                                 April 24, 2001


DIGITALTHINK, INC.
1098 Harrison Street
San Francisco, CA 94103


        RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,058,112 shares of the Common Stock of DigitalThink, Inc. As legal counsel for DigitalThink, Inc., we have examined the proceedings taken in connection with the sale and issuance of the above-referenced securities.

        It is our opinion that the above-referenced securities, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-accessible.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                        Very truly yours,

                        WILSON SONSINI GOODRICH & ROSATI
                        Professional Corporation

                        /s/ Wilson Sonsini Goodrich & Rosati



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